Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS FIRST QUARTER 2022 RESULTS

First quarter 2022 results:

•
Revenue of $636 million; 26% year-over-year growth
o
Semi-Cap revenue growth of 12% quarter-over-quarter
o
Industrials revenue growth of 10% quarter-over-quarter
•
GAAP and non-GAAP gross margins of 9.1%, both up 80 basis points year-over-year
•
GAAP diluted EPS of $0.31, up 41% year-over-year
•
Non-GAAP diluted EPS of $0.44, up 110% year-over-year

TEMPE, AZ, April 26, 2022 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the first quarter ended March 31, 2022.

	Three Months Ended
	March 31,	Dec 31,	March 31,
In millions, except EPS	2022	2021	2021
Sales	$636	$633	$506
Net income(2)	$11	$12	$8
Net income – non-GAAP(1)(2)	$16	$17	$8
Diluted earnings per share(2)	$0.31	$0.35	$0.22
Diluted EPS – non-GAAP(1)(2)	$0.44	$0.48	$0.21
Operating margin(2)	2.4%	2.9%	2.4%
Operating margin – non-GAAP(1)(2)	3.4%	3.8%	2.3%

(1) A reconciliation of GAAP and non-GAAP results is included below.

(2) Results for the first quarter ended March 31, 2022, fourth quarter ended December 31, 2021, and first quarter ended March 31, 2021 include the impact of approximately $1.1 million, $0.8 million, and $1.4 million of net COVID-19 related costs, respectively.

“Our recent first quarter again demonstrates our commitment to the core strategic imperatives we established for the Company,” said Jeff Benck, Benchmark’s President and CEO. “During the first quarter, we delivered 26% year-over-year revenue growth, and we are now at a revenue run rate well ahead of pre-pandemic levels. Supply constraints remain a challenge, but it has not prevented us from delivering on our growth strategy and driving improved earnings per share. All of this was done with an increased focus on our commitment to ESG. I am very proud to highlight our Sustainability Report, released late March, which provides a transparent progress report on our ESG journey.”

“Looking forward to the rest of 2022, we continue to see strong demand across each of our sectors, aided by the ramp of prior wins and momentum in new bookings. In support of this anticipated demand, we began strategically building inventory last year that continued through the first quarter of 2022. We believe this has us well positioned to deliver double-digit revenue growth in 2022.”

Cash Conversion Cycle

	Mar 31,	Dec 31,	Mar 31,
	2022	2021	2021
Accounts receivable days	54	51	49
Contract asset days	24	22	26
Inventory days	95	82	69
Accounts payable days	(71)	(67)	(64)
Advance payments from customers days	(20)	(19)	(15)
Cash Conversion Cycle days	82	69	65

First Quarter 2022 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) was as follows.

	Mar 31,		Dec 31,		Mar 31,
Higher-Value Markets	2022		2021		2021
Medical	$117	18%	$127	20%	$109	21%
Semi-Cap	183	29	163	26	113	22
A&D	82	13	95	15	89	18
Industrials	137	22	125	20	95	19
	$519	82%	$510	81%	$406	80%

	Mar 31,		Dec 31,		Mar 31,
Traditional Markets	2022		2021		2021
Computing	$55	8%	$60	10%	$44	9%
Telecommunications	62	10	63	9	56	11
	$117	18%	$123	19%	$100	20%
Total	$636	100%	$633	100%	$506	100%

Overall, higher-value market revenues were up 28% year-over-year from strength in the Semi-Cap, Industrials, and Medical sectors. Traditional market revenues were up 18% year-over-year from strength in both Computing and Telecommunications sectors.

Second Quarter 2022 Guidance

•
Revenue between $615 - $655 million
•
Diluted GAAP earnings per share between $0.33 - $0.39
•
Diluted non-GAAP earnings per share between $0.39 - $0.45 (excluding restructuring charges and other costs and amortization of intangibles)
•
This guidance takes into consideration all known constraints for the quarter and assumes no further significant interruptions to our supply base, operations or customers. Guidance also assumes no material changes to end market conditions due to COVID.

Restructuring charges are expected to range between $0.8 million and $1.2 million in the first quarter and the amortization of intangibles is expected to be $1.6 million in the first quarter.

First Quarter 2022 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available until Tuesday, May 3, 2022 on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

512-580-2719 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions or the negative or other variations thereof. In particular, statements, express or implied, concerning the estimated financial impact of the COVID-19 pandemic, the company’s outlook and guidance for second quarter 2022 results, the company’s belief that it is well positioned to deliver double-digit revenue growth in 2022, the company’s expectations regarding demand in each of its sectors, the company’s anticipated plans and responses to the COVID-19 pandemic, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the company’s business strategy and strategic initiatives, the company’s repurchases of shares of its common stock, the company’s expectations regarding restructuring charges and amortization of intangibles, and the company’s intentions concerning the payment of dividends, among others, are forward-looking statements. Although the company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2021 and in any of the company’s subsequent reports filed with the Securities and Exchange Commission. In particular, these statements also depend on the duration, severity and evolution of the COVID-19 pandemic and related risks, including the emergence and severity of its variants, the availability of vaccines and potential hesitancy to utilize them, government and other third-party responses to the crisis and the consequences for the global economy, the company’s business and the businesses of its suppliers and customers. Events relating to or resulting from the COVID-19 pandemic, including the possibility of customer demand fluctuations, supply chain constraints, or the ability to utilize the company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, may have resulting impacts on the company’s business, financial condition, results of operations, and the company’s ability (or inability) to execute on its plans to respond to the COVID-19 pandemic. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of our operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the company as of the date of this document, and the company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

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Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended
	March 31,
	2022	2021
Sales	$636,083	$505,721
Cost of sales	578,481	463,494
Gross profit	57,602	42,227
Selling, general and administrative expenses	36,289	30,548
Amortization of intangible assets	1,609	1,598
Restructuring charges and other costs	4,297	1,591
Ransomware incident related costs (recovery), net	—	(3,444)
Income from operations	15,407	11,934
Interest expense	(1,750)	(2,149)
Interest income	130	165
Other income (expense), net	(294)	(276)
Income before income taxes	13,493	9,674
Income tax expense	2,533	1,757
Net income	$10,960	$7,917
Earnings per share:
Basic	$0.31	$0.22
Diluted	$0.31	$0.22
Weighted-average number of shares used in calculating earnings per share:
Basic	35,245	36,250
Diluted	35,470	36,711

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in thousands)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$244,935	$271,749
Accounts receivable, net	381,998	355,883
Contract assets	168,675	155,243
Inventories	608,347	523,240
Other current assets	47,063	42,029
Total current assets	1,451,018	1,348,144
Property, plant and equipment, net	190,526	186,666
Operating lease right-of-use assets	92,423	99,158
Goodwill and other, net	268,589	269,912
Total assets	$2,002,556	$1,903,880

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$1,808	$985
Accounts payable	457,252	426,555
Advance payments from customers	129,600	118,124
Accrued liabilities	95,805	108,718
Total current liabilities	684,465	654,382
Long-term debt and finance lease obligations, less current installments	201,510	129,289
Operating lease liabilities	85,024	90,878
Other long-term liabilities	55,152	55,529
Shareholders’ equity	976,405	973,802
Total liabilities and shareholders’ equity	$2,002,556	$1,903,880

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in thousands)

(UNAUDITED)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net income	$10,960	$7,917
Depreciation and amortization	10,897	11,055
Stock-based compensation expense	4,206	2,850
Accounts receivable, net	(26,356)	32,561
Contract assets	(13,431)	(5,426)
Inventories	(85,751)	(28,700)
Accounts payable	35,869	42,439
Advance payments from customers	34,002	(7,289)
Other changes in working capital and other, net	(38,421)	(18,794)
Net cash (used in) provided by operations	(68,025)	36,613

Cash flows from investing activities:
Additions to property, plant and equipment and software	(17,975)	(6,422)
Other investing activities, net	1,330	13
Net cash used in investing activities	(16,645)	(6,409)

Cash flows from financing activities:
Share repurchases	(5,482)	(13,052)
Net debt activity	72,959	(2,255)
Other financing activities, net	(8,343)	(8,453)
Net cash provided by (used in) financing activities	59,134	(23,760)

Effect of exchange rate changes	(1,278)	(2,006)
Net (decrease) increase in cash and cash equivalents and restricted cash	(26,814)	4,438
Cash and cash equivalents and restricted cash at beginning of year	271,749	395,990
Cash and cash equivalents and restricted cash at end of period	$244,935	$400,428

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended
	Mar 31,	Dec 31,	Mar 31,
	2022	2021	2021
Income from operations (GAAP)	$15,407	$18,635	$11,934
Amortization of intangible assets	1,609	1,591	1,598
Restructuring charges and other costs	2,314	4,099	1,591
Loss on the sale of property, plant and equipment	1,983	—	—
Ransomware incident related costs (recovery), net	—	—	(3,444)
Customer insolvency (recovery)	—	(72)	(32)
Non-GAAP income from operations	$21,313	$24,253	$11,647
GAAP operating margin	2.4%	2.9%	2.4%
Non-GAAP operating margin	3.4%	3.8%	2.3%

Gross Profit (GAAP)	$57,602	$62,056	$42,227
Customer insolvency (recovery)	—	(72)	(32)
Non-GAAP gross profit	$57,602	$61,984	$42,195
GAAP gross margin	9.1%	9.8%	8.3%
Non-GAAP gross margin	9.1%	9.8%	8.3%

Selling, general and administrative expenses	$36,289	$37,731	$30,548
Non-GAAP selling, general and administrative expenses	$36,289	$37,731	$30,548

Net income (GAAP)	$10,960	$12,419	$7,917
Amortization of intangible assets	1,609	1,591	1,598
Restructuring charges and other costs	2,314	4,099	1,591
Loss on the sale of property, plant and equipment	1,983	—	—
Ransomware incident related costs (recovery), net	—	—	(3,444)
Customer insolvency (recovery)	—	(72)	(32)
Refinancing of credit facilities	—	276	—
Income tax adjustments(1)	(1,206)	(1,212)	169
Non-GAAP net income	$15,660	$17,101	$7,799

Diluted earnings per share:
Diluted (GAAP)	$0.31	$0.35	$0.22
Diluted (Non-GAAP)	$0.44	$0.48	$0.21

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	35,470	35,410	36,711
Diluted (Non-GAAP)	35,470	35,410	36,711

Net cash (used in) provided by operations	$(68,025)	$(1,314)	$36,613
Additions to property, plant and equipment and software	(17,975)	(9,740)	(6,422)
Free cash flow (used)	$(86,000)	$(11,054)	$30,191

(1)
This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.